EXHIBIT 99.1

MINERALS TECHNOLOGIES

Innovative Technologies.
Essential Solutions.™

News Release
Investor Contact: Lydia Kopylova, (212) 878-1831
Media Contact: Jennifer Albert, (212) 878-1840

Minerals Technologies Inc. Announces 2024 Second Quarter Financial Results

•	Record Earnings Per Share Excluding Special Items
•	Record Operating Income Excluding Special Items
•	Strong Operating Margins Ahead of 2024 Targets
•	Released 16th Annual Corporate Responsibility and Sustainability Report

NEW YORK, July 25, 2024 – Minerals Technologies Inc. (NYSE: MTX) (“MTI” or “the Company”) today reported earnings per share for the second quarter ended June 30, 2024 of $0.61 or $1.65 excluding special items, a record for MTI and an increase of 26% over prior year.

“We continue to deliver record results with margins ahead of target. Healthy demand for our products and solutions across the majority of our markets highlights the value we deliver to our customers through our core technologies. Our balanced portfolio of industrial and consumer businesses is operating as expected and continues to offer broad-based long-term growth opportunities,” said Douglas T. Dietrich, Chairman and Chief Executive Officer.

Worldwide net sales were $541 million, 1 percent higher versus the prior year on an underlying basis or down 2 percent as reported. Underlying growth in the Consumer & Specialties segment offset lower sales in Engineered Solutions.

Reported operating income was $51 million. Operating income excluding special items was $85 million, a record for MTI, up 20 percent over the prior year and represented 15.7 percent of sales. The strong second quarter performance was driven by favorable volume and mix, productivity improvements and a disciplined approach to pricing and cost control.

The Company recorded special items of $34.2 million in the second quarter, including a provision of $30 million related to a committed line of credit to BMI OldCo (f/k/a Barretts Minerals Inc.) to support the continued progress of its bankruptcy proceeding and associated mediation.

Second Quarter 2024 Segment Results

Consumer & Specialties segment sales were $284 million in the second quarter, up 3 percent on an underlying basis.

Household & Personal Care sales were $127 million, up 1 percent from the prior year.  Growth in several consumer-oriented products offset temporarily lower volumes in pet care due to some product change-over timing. Specialty Additives sales were $158 million and grew 4 percent on an underlying basis.

Segment operating income was $44 million, a 29 percent improvement over the prior year driven by higher volumes, improved input costs and strong operating performance. Operating margin was 15.4 percent, a 370 basis point improvement over the prior year.

The Consumer & Specialties segment provides technologically enhanced products to consumer-driven end markets, including mineral-to-market household products, as well as specialty additives that become functional components in a variety of consumer and industrial goods. This segment includes two product lines: Household & Personal Care and Specialty Additives.

Engineered Solutions segment sales were $257 million in the second quarter, down 2 percent from the prior year.

High-Temperature Technologies sales were $185 million, up 1 percent from the prior year. Environmental & Infrastructure sales were $72 million, 8 percent lower than the prior year due to slow commercial construction markets combined with fewer large environmental remediation projects.

Segment operating income was $45 million, up 16 percent from the prior year, driven by higher volumes and favorable product mix in High-Temperature Technologies. Operating margin was very strong at 17.4 percent of sales, a 270 basis point improvement over prior year.

The Engineered Solutions segment provides advanced process technologies and solutions that are designed to improve our customers’ manufacturing processes and projects. This segment includes two product lines: High-Temperature Technologies and Environmental & Infrastructure.
-----------------
Minerals Technologies will host a conference call tomorrow, July 26, 2024, at 11 a.m. Eastern Time. The live earnings webcast can be accessed at https://investors.mineralstech.com/quarterly-results-conference-calls. A presentation for the call will be available at the same location at approximately 10:30 a.m. Eastern Time on July 26, 2024.
-----------------

FORWARD-LOOKING STATEMENTS

This press release may contain "forward‐looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations and forecasts of future events such as new products, revenues and financial performance, and are not limited to describing historical or current facts. They can be identified by the use of words such as “believes,” “expects,” “plans,” “intends,” “anticipates,” and other words and phrases of similar meaning. Forward-looking statements are necessarily based on assumptions, estimates and limited information available at the time they are made. A broad variety of risks and uncertainties, both known and unknown, as well as the inaccuracy of assumptions and estimates, can affect the realization of the expectations or forecasts in these statements. Actual future results may vary materially. Significant factors that could affect the expectations and forecasts include worldwide general economic, business, and industry conditions; the cyclicality of our customers’ businesses and their changing regional demands; our ability to compete in very competitive industries; consolidation in customer industries, principally paper, foundry and steel; our ability to renew or extend long term sales contracts for our satellite operations; our ability to generate cash to service our debt; our ability to comply with the covenants in the agreements governing our debt; our ability to effectively achieve and implement our growth initiatives or consummate the transactions described in the statements; our ability to successfully develop new products; our ability to defend our intellectual property; the increased risks of doing business abroad; the availability of raw materials and access to ore reserves at our mining operations, or increases in costs of raw materials, energy, or shipping; compliance with or changes to regulation in the areas of environmental, health and safety, and tax; risks and uncertainties related to the voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code filed by our subsidiaries BMI OldCo (f/k/a Barretts Minerals Inc.) and Barretts Ventures Texas LLC; claims for legal, environmental and tax matters or product stewardship issues; operating risks and capacity limitations affecting our production facilities; seasonality of some of our businesses; cybersecurity and other threats relating to our information technology systems; and other risk factors and cautionary statements in our 2023 Annual Report on Form 10‐K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward‐looking statement, whether as a result of new information, future events, or otherwise.

About Minerals Technologies Inc.
New York-based Minerals Technologies Inc. (MTI) is a leading, technology-driven specialty minerals company that develops, produces, and markets a broad range of mineral and mineral-based products, related systems, and services. MTI serves globally a wide range of consumer and industrial markets, including household, food and pharmaceutical, paper, packaging, automotive, construction, and environmental. The company reported global sales of $2.2 billion in 2023. For further information, please visit our website at www.mineralstech.com.
###

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(in millions, except per share data)
(unaudited)

	Quarter Ended			% Growth		Six Months Ended		% Growth
	Jun. 30, 2024	Mar. 31, 2024	Jul. 2, 2023	Prior Qtr.	Prior Year	Jun. 30, 2024	Jul. 2, 2023	Prior Year

Net sales	$541.2	$534.5	$551.5	1%	(2)%	$1,075.7	$1,097.6	(2)%

Cost of goods sold	397.3	398.6	423.5	(0)%	(6)%	795.9	848.9	(6)%

Production margin	143.9	135.9	128.0	6%	12%	279.8	248.7	13%

Marketing and administrative expenses	53.3	53.0	51.8	1%	3%	106.3	104.1	2%
Research and development expenses	5.8	5.6	5.6	4%	4%	11.4	10.9	5%
Provision for credit losses	30.0	0.0	0.0	*	*	30.0	0.0	*
Restructuring and other items, net	0.0	0.0	6.6	*	*	0.0	6.6	*
Acquisition-related expenses	0.0	0.0	0.2	*	*	0.0	0.3	*
Litigation expenses	4.2	2.1	13.9	100%	(70)%	6.3	13.9	(55)%

Income from operations	50.6	75.2	49.9	(33)%	1%	125.8	112.9	11%

Interest expense, net	(14.9)	(14.9)	(14.5)	0%	3%	(29.8)	(28.7)	4%
Other non-operating deductions, net	(1.1)	(0.2)	(1.4)	*	(21)%	(1.3)	(2.5)	(48)%
Total non-operating deductions, net	(16.0)	(15.1)	(15.9)	6%	1%	(31.1)	(31.2)	(0)%

Income before tax and equity in earnings	34.6	60.1	34.0	(42)%	2%	94.7	81.7	16%

Provision for taxes on income	15.6	13.9	7.5	12%	108%	29.5	18.0	64%
Equity in earnings of affiliates, net of tax	1.9	1.4	1.1	36%	73%	3.3	2.0	65%

Net income	20.9	47.6	27.6	(56)%	(24)%	68.5	65.7	4%

Less: Net income attributable to non-controlling interests	1.2	0.9	1.0	33%	20%	2.1	2.1	0%

Net Income attributable to Minerals Technologies Inc. (MTI)	$19.7	$46.7	$26.6	(58)%	(26)%	$66.4	$63.6	4%

Weighted average number of common shares outstanding:

Basic	32.2	32.3	32.5			32.3	32.5

Diluted	32.4	32.4	32.6			32.4	32.5

Earnings per share attributable to MTI:

Basic	$0.61	$1.45	$0.82	(58)%	(26)%	$2.06	$1.96	5%

Diluted	$0.61	$1.44	$0.82	(58)%	(26)%	$2.05	$1.96	5%

Cash dividends declared per common share	$0.10	$0.10	$0.05			$0.20	$0.10

* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME

1)
For comparative purposes, the quarterly periods ended June 30, 2024, March 31, 2024 and July 2, 2023 each consisted of 91 days. The six month periods ended June 30, 2024 and July 2, 2023 consisted of 182 days and 183 days, respectively.

2)
To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP earnings per share, excluding special items, for the quarterly periods ended June 30, 2024, March 31, 2024 and July 2, 2023, and the six month periods ended June 30, 2024 and July 2, 2023 and a reconciliation to reported earnings per share for such periods. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of the ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	(millions of dollars)	Quarter Ended			Six Months Ended
		Jun. 30, 2024	Mar. 31, 2024	Jul. 2, 2023	Jun. 30, 2024	Jul. 2, 2023

	Net income attributable to MTI	$19.7	$46.7	$26.6	$66.4	$63.6
	% of sales	3.6%	8.7%	4.8%	6.2%	5.8%

	Special items:
	Provision for credit losses	30.0	0.0	0.0	30.0	0.0
	Restructuring and other items, net	0.0	0.0	6.6	0.0	6.6
	Acquisition-related expenses	0.0	0.0	0.2	0.0	0.3
	Litigation expenses	4.2	2.1	13.9	6.3	13.9
	Related tax effects on special items	(0.3)	(0.5)	(4.6)	(0.8)	(4.6)

	Net income attributable to MTI, excluding special items	$53.6	$48.3	$42.7	$101.9	$79.8
	% of sales	9.9%	9.0%	7.7%	9.5%	7.3%

	Diluted earnings per share, excluding special items	$1.65	$1.49	$1.31	$3.15	$2.46

In the second quarter of 2024, the Company recorded a $30.0 million provision for credit losses relating to the Company's committed line of credit to facilitate BMI Oldco Inc.'s (f/k/a Barretts Minerals Inc.) ("Oldco") bankruptcy proceeding. These losses are not currently tax deductible as they are treated as an equity contribution for tax purposes. The current expected credit loss may become fully deductible in a future period.   The timing of such deductibility is dependent on developments in the bankruptcy proceedings.

In the second quarter of 2023, the Company initiated a restructuring and cost savings program to further streamline our cost structure as a result of organizational efficiencies gained through our 2023 resegmentation. Accordingly, the Company recorded restructuring and other charges of $6.6 million related to severance and other costs.

In the second quarter of 2023, the Company recorded incremental litigation costs of $13.9 million to defend against, opportunistically settle and restore the reserve for claims associated with certain talc products from Oldco.

3)
Free cash flow is defined as cash flow from operations less capital expenditures. The following is a presentation of the Company's non-GAAP free cash flow for the quarterly periods ended June 30, 2024, March 31, 2024 and July 2, 2023, and the six month periods ended June 30, 2024 and July 2, 2023 and a reconciliation to cash flow from operations for such periods. The Company's management believes this non-GAAP measure provides meaningful supplemental information as management uses this measure to evaluate the Company's ability to maintain capital assets, satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. The Company's definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

		Quarter Ended			Six Months Ended
	(millions of dollars)	Jun. 30, 2024	Mar. 31, 2024	Jul. 2, 2023	Jun. 30, 2024	Jul. 2, 2023

	Cash flow from operations	$50.1	$55.9	$45.5	$106.0	$79.2
	Capital expenditures	20.2	16.5	21.4	36.7	45.9
	Free cash flow	$29.9	$39.4	$24.1	$69.3	$33.3

	Depreciation, depletion and amortization expense	$24.0	$23.5	$23.5	$47.5	$47.2

4)
To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's year over year sales growth, excluding the sales of Oldco for the three and six months ended July 2, 2023, constituting a reconciliation to GAAP sales growth set forth below. On October 2, 2023, Oldco filed for relief under Chapter 11 of the U.S. Bankruptcy Code and as such the results of Oldco are not included in the Company's consolidated results for the first half of 2024. Oldco sales for the three and six month periods ending July 2, 2023 were $13.7 million and $26.8 million, respectively. The Company's management feels this non-GAAP measure provides meaningful supplemental information regarding its performance and facilitates investors' understanding of sales trends for the first half of 2024.

		Quarter Ended Jun. 30, 2024			Six Months Ended Jun. 30, 2024
		Sales Growth As Reported	Impact of Oldco Deconsolidation	Underlying Sales Growth	Sales Growth As Reported	Impact of Oldco Deconsolidation	Underlying Sales Growth
	Year over Year Sales Growth

	Specialty Additives	(4)%	8%	4%	(5)%	8%	3%
	Consumer & Specialties	(2)%	5%	3%	(1)%	5%	4%
	MTI Consolidated	(2)%	3%	1%	(2)%	2%	0%

5)
“Adjusted EBITDA” is a non-GAAP financial measure and refers to earnings before interest, taxes, depreciation and amortization (EBITDA), excluding special items. The following is a presentation of the Company's non-GAAP EBITDA and Adjusted EBITDA for the quarterly periods ended June 30, 2024, March 31, 2024 and July 2, 2023, and the six month periods ended June 30, 2024 and July 2, 2023, and a reconciliation to net income for such periods. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance and facilitates investors' understanding of historic operating trends.

		Quarter Ended			Six Months Ended
	(millions of dollars)	Jun. 30, 2024	Mar. 31, 2024	Jul. 2, 2023	Jun. 30, 2024	Jul. 2, 2023

	Net income	$19.7	$46.7	$26.6	$66.4	$63.6
	Add back:
	Depreciation, depletion and amortization	24.0	23.5	23.5	47.5	47.2
	Interest expense, net	14.9	14.9	14.5	29.8	28.7
	Equity in earnings of affiliates, net of tax	(1.9)	(1.4)	(1.1)	(3.3)	(2.0)
	Net income attributable to non-controlling interests	1.2	0.9	1.0	2.1	2.1
	Provision for taxes on income	15.6	13.9	7.5	29.5	18.0
	EBITDA	73.5	98.5	72.0	172.0	157.6
	Add special items:
	Provision for credit losses	30.0	0.0	0.0	30.0	0.0
	Restructuring and other items, net	0.0	0.0	6.6	0.0	6.6
	Acquisition-related expenses	0.0	0.0	0.2	0.0	0.3
	Litigation expenses	4.2	2.1	13.9	6.3	13.9
	Adjusted EBITDA	$107.7	$100.6	$92.7	$208.3	$178.4
	% of sales	19.9%	18.8%	16.8%	19.4%	16.3%

6)	The following table reflects the components of non-operating income and deductions:

	(millions of dollars)	Quarter Ended			Six Months Ended
		Jun. 30, 2024	Mar. 31, 2024	Jul. 2, 2023	Jun. 30, 2024	Jul. 2, 2023

	Interest income	$1.4	$1.1	$0.8	$2.5	$1.5
	Interest expense	(16.3)	(16.0)	(15.3)	(32.3)	(30.2)
	Foreign exchange gains (losses)	0.2	0.9	1.3	1.1	1.5
	Other deductions	(1.3)	(1.1)	(2.7)	(2.4)	(4.0)
	Non-operating deductions, net	$(16.0)	$(15.1)	$(15.9)	$(31.1)	$(31.2)

7)
The analyst conference call to discuss operating results for the second quarter is scheduled for Friday, July 26, 2024 at 11:00 am ET and will be broadcast over the Company's website (www.mineralstech.com). The broadcast will remain on the Company's website for no less than one year.

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended						% Growth		Six Months Ended				% Growth
SALES DATA	Jun. 30, 2024	% of Total Sales	Mar. 31, 2024	% of Total Sales	Jul. 2, 2023	% of Total Sales	Prior Qtr.	Prior Year	Jun. 30, 2024	% of Total Sales	Jul. 2, 2023	% of Total Sales	Prior Year

United States	$281.3	52%	$275.1	51%	$294.7	53%	2%	(5)%	$556.4	52%	$582.7	53%	(5)%
International	259.9	48%	259.4	49%	256.8	47%	0%	1%	519.3	48%	514.9	47%	1%
Net Sales	$541.2	100%	$534.5	100%	$551.5	100%	1%	(2)%	$1,075.7	100%	$1,097.6	100%	(2)%

Household & Personal Care	$126.8	24%	$138.4	26%	$125.5	23%	(8)%	1%	$265.2	25%	$254.7	24%	4%
Specialty Additives	157.5	29%	158.5	30%	164.8	30%	(1)%	(4)%	316.0	29%	332.9	30%	(5)%
Consumer & Specialties Segment	$284.3	53%	$296.9	56%	$290.3	53%	(4)%	(2)%	$581.2	54%	$587.6	54%	(1)%

High-Temperature Technologies	$184.7	34%	$177.3	33%	$182.6	33%	4%	1%	$362.0	34%	$361.2	33%	0%
Environmental & Infrastructure	72.2	13%	60.3	11%	78.6	14%	20%	(8)%	132.5	12%	148.8	13%	(11)%
Engineered Solutions Segment	$256.9	47%	$237.6	44%	$261.2	47%	8%	(2)%	$494.5	46%	$510.0	46%	(3)%

Net Sales	$541.2	100%	$534.5	100%	$551.5	100%	1%	(2)%	$1,075.7	100%	$1,097.6	100%	(2)%

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended			% Growth		Six Months Ended		% Growth
	Jun. 30, 2024	Mar. 31, 2024	Jul. 2, 2023	Prior Qtr.	Prior Year	Jun. 30, 2024	Jul. 2, 2023	Prior Year
SEGMENT OPERATING INCOME DATA

Consumer & Specialties Segment	$43.9	$42.0	$19.4	5%	126%	$85.9	$51.6	66%
% of Sales	15.4%	14.1%	6.7%			14.8%	8.8%
Engineered Solutions Segment	$44.7	$38.5	$35.2	16%	27%	$83.2	$70.5	18%
% of Sales	17.4%	16.2%	13.5%			16.8%	13.8%
Unallocated and Other Corporate Expenses	$(38.0)	$(5.3)	$(4.7)	*	*	$(43.3)	$(9.2)	*

Consolidated	$50.6	$75.2	$49.9	(33)%	1%	$125.8	$112.9	11%
% of Sales	9.3%	14.1%	9.0%			11.7%	10.3%

SPECIAL ITEMS

Consumer & Specialties Segment	$0.0	$0.0	$14.5	*	*	$0.0	$14.5	*

Engineered Solutions Segment	$0.0	$0.0	$3.2	*	*	$0.0	$3.2	*

Unallocated and Other Corporate Expenses	$34.2	$2.1	$3.0	*	*	$36.3	$3.1	*

Consolidated	$34.2	$2.1	$20.7	*	*	$36.3	$20.8	*

To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP operating income. This excludes special items (set forth in the above table), for the quarterly periods ended June 30, 2024, March 31, 2024 and July 2, 2023, and the six month periods ended June 30, 2024 and July 2, 2023, constituting a reconciliation to GAAP operating income set forth above. The Company's management believe these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	Quarter Ended			% Growth		Six Months Ended		% Growth
SEGMENT OPERATING INCOME, EXCLUDING SPECIAL ITEMS	Jun. 30, 2024	Mar. 31, 2024	Jul. 2, 2023	Prior Qtr.	Prior Year	Jun. 30, 2024	Jul. 2, 2023	Prior Year

Consumer & Specialties Segment	$43.9	$42.0	$33.9	5%	29%	$85.9	$66.1	30%
% of Sales	15.4%	14.1%	11.7%			14.8%	11.2%
Engineered Solutions Segment	$44.7	$38.5	$38.4	16%	16%	$83.2	$73.7	13%
% of Sales	17.4%	16.2%	14.7%			16.8%	14.5%
Unallocated Corporate Expenses	$(3.8)	$(3.2)	$(1.7)	(19)%	124%	$(7.0)	$(6.1)	(15)%

Consolidated	$84.8	$77.3	$70.6	10%	20%	$162.1	$133.7	21%
% of Sales	15.7%	14.5%	12.8%			15.1%	12.2%
* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

(In Millions of Dollars)
	June 30, 2024		December 31, 2023
		*		**

Current assets:
Cash & cash equivalents	$310.6		$317.2
Short-term investments	5.8		4.3
Accounts receivable, net	405.1		399.1
Inventories	333.0		325.4
Prepaid expenses and other current assets	59.3		53.0
Total current assets	1,113.8		1,099.0

Property, plant and equipment	2,192.3		2,190.1
Less accumulated depreciation	1,218.5		1,203.3
Net property, plant & equipment	973.8		986.8

Goodwill	912.8		913.6
Intangible assets	224.7		231.0
Other assets and deferred charges	120.9		116.2

Total assets	$3,346.0		$3,346.6

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term debt	$69.0		$85.4
Current maturities of long-term debt	24.7		18.0
Accounts payable	184.4		188.7
Other current liabilities	175.5		165.2
Total current liabilities	453.6		457.3

Long-term debt	897.7		911.1
Deferred income taxes	146.6		139.3
Other non-current liabilities	150.6		152.2
Total liabilities	1,648.5		1,659.9

Total MTI shareholders' equity	1,662.6		1,652.0
Non-controlling Interests	34.9		34.7
Total shareholders' equity	1,697.5		1,686.7

Total liabilities and shareholders' equity	$3,346.0		$3,346.6

* Unaudited
** Condensed from audited financial statements.